Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2021 FIRST QUARTER

New York, NY, May 6, 2021 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2021.

Financial Highlights:

Q1 Results
▪Q1 Revenue of $707 million down 9.5% YoY; excluding the impact of Political, Q1 Revenue was down 7% YoY
•Surpassing the Company's guidance of down 11-13% YoY, with Digital driving the out performance
▪GAAP Operating loss of $76 million compared to $1.7 billion in prior-year, which included $1.7 billion of impairment charges
▪Consolidated Adjusted EBITDA of $102 million compared to $140 million in the prior year period
▪Generated Cash Flows from operating activities of $72 million and Free Cash Flow of $53 million
▪Cash balance and total available liquidity1 of $529 million and $707 million, respectively, as of March 31, 2021

Sequential Revenue Improvement Continues
▪Q1 revenue declined 9.5% YoY, compared to Q4 2020 which was down 8.8% YoY
▪Excluding political revenue, Q1 declined 7% YoY, compared to Q4 2020 which was down 17% YoY

The Company Provides the Following Guidance
▪We remain confident that we will be back to 2019 Adjusted EBITDA levels by the end of 2021
▪April Revenues were up approximately 85% YoY, with Podcasting revenue up approximately 170%
▪We expect Q2 Revenues to be up approximately 65% YoY

Digital Audio Group Maintains Strong Growth and Profit Trajectory
▪Digital Audio Group Revenues were up 70% YoY
▪Podcast Revenue was up 142% YoY, and Digital Revenue excluding Podcast were up 55% YoY
▪Segment Adjusted EBITDA of $40 million increased 141% YoY, and Segment Adjusted EBITDA margins expanded 750 bps YoY
▪Digital Audio Group contributed 22% of the Company's Revenue and 39% of the Company's Consolidated Adjusted
EBITDA in Q1

Podcast Continues its Strong Performance for Listeners, Creators, and Advertisers
▪iHeart remains the number one podcast publisher, leading the industry in downloads and unique listeners, further increasing our lead over the 2nd and 3rd largest publishers, according to Podtrac. We are also #1 in podcast revenue and earnings
▪Formed exclusive multi-year podcasting partnership with the NFL, which is expected to generate exceptional podcast content and listener engagement
▪Launched a first-of-its-kind Private Podcast Marketplace for brands

Multiplatform Group Continues its Positive Momentum
•The Multiplatform Group's sequential improvement continued, with Q1 revenue down 21% YoY compared to Q4 2020 revenue which was down 22% YoY
•Excluding Political, Q1 improved approximately 800 bps, from down 27% in Q4 2020 to down 19% in Q1 2021

Remain Focused on Bringing our Industry-Leading Audio    Technology Platform to Market
▪On March 31, 2021, iHeart completed the acquisition of Triton Digital with the integration efforts proceeding as planned
1 Total available liquidity defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Statement from Senior Management

“The first quarter outperformed our expectations on all financial metrics as the Company continues its steady recovery from the COVID-19 downturn, which is not just a continuation of the positive trends we’ve seen across the business – we believe it’s a validation of our long-term multiplatform product and revenue strategy and the investments we have made in growth areas like podcasting, ad tech and the continued expansion of broadcast radio on digital devices,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “As a company we continue to prioritize identifying new opportunities across the audio, advertising, and data analytics sectors to expand our Total Addressable Market from just the $15B of Radio TAM to include the $160B of Digital TAM, providing us with new revenue opportunities for meaningful and sustainable growth for all our operating segments.”

“Our ability to adapt and innovate, as well as our strategic allocation of capital, during the COVID-19 pandemic have set the stage for strong growth in 2021. Our cost management, investments in key areas of growth, and focus on our core-competencies helped us to achieve Adjusted EBITDA of $102 million in the first quarter, and we remain confident that we will be back to 2019 Adjusted EBITDA levels by the end of 2021,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc.

Consolidated Results of Operations
First Quarter 2021 Consolidated Results
Our consolidated financial results for Q1 remained negatively impacted by the COVID-19 pandemic; however, we continued to see sequential recovery from our low-point in April 2020. In Q1, consolidated revenue was down 9.5% YoY on a reported basis and down 7.2% excluding political revenue. Our Multiplatform Group revenue declined by 20.9% compared to the first quarter of 2020, due to the continuing negative economic effects resulting from the COVID-19 pandemic. Our Digital Audio Group revenue grew 69.8% YoY, led by continued growth in Podcasting, which increased by 141.9% YoY. Digital Revenue excluding Podcasting also grew, up 55.0% YoY driven by increased demand for digital advertising. Audio & Media Services revenue decreased 8.5% YoY on a reported basis and increased by 0.7% excluding the impact of political revenue.
Consolidated Direct operating expenses decreased 0.4%, driven primarily by lower employee compensation expenses resulting from our modernization initiatives and cost-reduction initiatives taken in response to the COVID-19 pandemic, and lower variable costs associated with lower Revenues and as a result of the postponement or cancellation of in-person events in response to the COVID-19 pandemic. These decreases were offset by higher variable costs in our Digital Audio Group, resulting from strong growth in digital revenue.
Selling, General & Administrative ("SG&A") expenses decreased 12.6%, driven by lower employee compensation expenses, resulting from cost reduction initiatives taken in response to the COVID-19 pandemic, along with lower sales commissions, which were impacted by the decrease in Multiplatform Group revenue. Trade and barter expenses also decreased primarily as a result of the cancellation / postponement of events as did travel and entertainment expenses resulting from operating expense saving initiatives. These decreases, which primarily impacted our Multiplatform Group, were partially offset by higher expenses for our Digital Audio Group and other increases compared to the first quarter of 2020 including variable compensation across our businesses and corporate functions.
Our consolidated GAAP Operating loss of $76.4 million compared to $1,730.8 million in the first quarter of 2020, which was impacted by non-cash impairment charges to our indefinite-lived intangible assets and goodwill totaling $1.7 billion as a result of the estimated adverse effects caused by the COVID-19 pandemic on future cash flows.
Adjusted EBITDA decreased to $102.2 million compared to $140.3 million in the prior-year period.
The Company generated operating cash flow of $71.7 million, compared to $91.5 million in the prior-year period and generated Free Cash Flow of $52.8 million, compared to $69.9 million in the prior-year period. These YoY changes were primarily a result of the negative impact of COVID-19.

New Reportable Segments

Beginning on January 1, 2021, we began reporting our financial statements based on three reportable segments: iHeartMedia Digital Audio Group, which includes all of our Digital assets including Podcasting; the iHeartMedia Multiplatform Group, which includes our Broadcast radio, Networks and Sponsorships and Events businesses; and our Audio & Media Services Group. These reporting segments reflect how senior management views the Company, align with certain leadership and organizational changes implemented in the first quarter of 2021 and will provide improved visibility into the underlying performances, results, and margin profiles of our distinct businesses. The Digital Audio business today encompasses approximately 22% of the Company’s consolidated revenue and approximately 39% of its Consolidated Adjusted EBITDA for the quarter ended March 31, 2021. In the first quarter of 2021 revenue grew by 70% year-over-year and Segment Adjusted EBITDA by 141% year-over-year. The Company expects that the Digital Audio segment will continue to grow at a higher rate than our other segments and is therefore expected to become a larger part of our business over time.
Additionally, beginning on January 1, 2021, Segment Adjusted EBITDA became the segment profitability metric reported to the Company's Chief Operating Decision Maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is calculated as Revenue less operating expenses, excluding Restructuring expenses.

Business Segments: Results of Operations
First Quarter 2021 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		% Change
	2021	2020
Revenue	$497,897	$629,609	(20.9)%
Operating expenses (1)	393,106	478,004	(17.8)%
Segment Adjusted EBITDA	$104,791	$151,605	(30.9)%
Segment Adjusted EBITDA margin	21.0%	24.1%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group decreased 20.9% compared to the prior year period, primarily as a result of the negative impact of the COVID-19 pandemic on our traditional radio business. Broadcast revenue declined 22.3% YoY on a reported basis and declined 20.0% excluding the impact of political revenue, while Networks declined 14.5% YoY. Revenue from Sponsorship and Events decreased by 23.7% YoY, primarily as a result of the postponement or cancellation of live events in response to the COVID-19 pandemic. However, we continue to see sequential recovery from the low-point in 2020. Revenue for the Multiplatform Group was down 4.6% in March 2021 compared to the same month in the prior year.
Operating expenses decreased 17.8% YoY, driven primarily by lower employee compensation expenses resulting from our modernization and cost-reduction initiatives taken in response to the COVID-19 pandemic. In addition, variable operating expenses, including music license fees, sales commissions and trade and barter expenses, decreased in relation to lower revenue recognized during the period. Variable expenses related to events also decreased as a result of the postponement or cancellation of live events in response to the COVID-19 pandemic.

First Quarter 2021 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		% Change
	2021	2020
Revenue	$157,553	$92,776	69.8%
Operating expenses (1)	117,542	76,182	54.3%
Segment Adjusted EBITDA	$40,011	$16,594	141.1%
Segment Adjusted EBITDA margin	25.4%	17.9%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased 69.8% YoY compared to the comparative period in the prior year, led by continued growth in Podcasting, which increased by 141.9% YoY. Digital Revenues excluding Podcasting grew 55.0% YoY. Digital revenues increased as a result of general increased demand for digital advertising, the continued addition of premium content to our industry leading podcast business, process improvements in monetizing our digital audiences and inventory, as well as a general improvement to the macroeconomic environment.
Operating expenses increased 54.3% YoY in connection with our Digital Audio Group’s significant revenue growth, including the impact of variable content and talent costs and third-party digital costs due to higher revenue, as well as increased content and production costs primarily resulting from the development of new podcasts. In addition, operating expenses increased due to additional headcount, resulting from recent acquisitions, as well as higher variable compensation expenses including sales commissions and bonus arrangements.

First Quarter 2021 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,
	2021	2020	% Change
Revenue	$55,137	$60,227	(8.5)%
Operating expenses(1)	39,788	42,527	(6.4)%
Segment Adjusted EBITDA	$15,349	$17,700	(13.3)%
Segment Adjusted EBITDA margin	27.8%	29.4%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.

Revenue from our Audio & Media Services Group decreased 8.5% compared to the comparative period in prior year, as a result of the presidential election in the prior year, which significantly impacted revenue from our Katz business. Excluding the impact of political, revenues were up 0.7%.

Operating expenses decreased 6.4% driven primarily by lower employee compensation expenses resulting from our modernization initiatives and our cost-reduction initiatives taken in response to the COVID-19 pandemic. In addition, variable operating expenses, including sales commissions, decreased in relation to lower revenue recognized during the period.

GAAP and Non-GAAP Measures

(In thousands)	Three Months Ended March 31,		%
	2021	2020	Change
Revenue	$706,665	$780,634	(9.5)%
Operating loss	$(76,356)	$(1,730,779)	NM
Adjusted EBITDA[1,3]	$102,247	$140,339	(27.1)%
Net loss	$(242,056)	$(1,688,736)	NM
Cash provided by operating activities[2]	$71,728	$91,540	(21.6)%
Free cash flow[1,2,3]	$52,778	$69,876	(24.5)%

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure section in this release.
2 We made cash interest payments from operations of $82.8 million in the three months ended March 31, 2021, compared to $101.4 million in the three months ended March 31, 2020.
3 See Supplemental Disclosure Regarding Non-GAAP Financial Information.

Certain prior period amounts have been reclassified to conform to the 2021 presentation of financial information throughout the press release.

Key Initiatives to Improve Cost Structure and Margins
In January 2020, iHeartMedia announced key modernization initiatives designed to take advantage of the significant investments that the Company has made in new technologies to build an improved operating infrastructure to upgrade products and deliver incremental cost efficiencies. This modernization is a multi-pronged set of strategic initiatives that we believe positions the Company for sustainable long-term growth, margin expansion, and value creation for shareholders.

As targeted, our investments in modernization delivered approximately $50 million of in-year savings in 2020, and we remain on track to deliver annualized run-rate cost savings of approximately $100 million by mid-year 2021.

In April 2020, the Company announced approximately $200 million of incremental in-year operating-expense-saving initiatives in response to the weaker economic environment caused by the COVID-19 pandemic, and as previously announced, the Company has implemented plans to make the majority of these savings permanent.

Liquidity and Financial Position
As of March 31, 2021, we had $529.1 million of cash on our balance sheet. For the three months ended March 31, 2021, cash provided by operating activities was $71.7 million, cash used for investing activities was $249.3 million and cash used for financing activities was $13.8 million.

Capital expenditures for the three months ended March 31, 2021 were $19.0 million compared to $21.7 million in the three months ended March 31, 2020. Capital expenditures during the three months ended March 31, 2021 consisted primarily of investments in our programmatic platforms and IT software and infrastructure.
As of March 31, 2021, the Company had $6,005.0 million of total debt and $5,475.9 million of net debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, with the exception of our asset-backed loan facility (our "ABL"), which matures in 2023, providing structural resilience in the current uncertain macro-environment.
The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement as advertising demand continues to normalize.
Update on FCC Petition for Declaratory Ruling
On November 5, 2020, the Company received a Declaratory Ruling from the Federal Communications Commission (the “FCC”) granting the Company’s request to allow up to 100% of the Company’s common stock to be owned by non-U.S. persons, subject to certain conditions contained in the Declaratory Ruling. This ruling provided the critical prerequisite for the Company to proceed to simplify its share classes and enhance the liquidity of its Class A common stock by facilitating the conversion of the Company's Special Warrants into Class A Common Stock.
On January 8, 2021, the Company completed an exchange of Special Warrants, which resulted in the conversion of approximately 45 million Special Warrants into shares of iHeartMedia Class A Common Stock and approximately 22 million Special Warrants into shares of iHeartMedia Class B Common Stock. This exchange substantially expanded the Company’s liquidity of our currently tradable Class A Common Stock. The total market value of the Company’s 112 million Class A shares outstanding is $2.2 billion2, based on the closing share price as of May 5, 2021, which represents 76.5% of the company's fully diluted shares and excludes the value of approximately 29 million outstanding Class B shares and approximately 5 million outstanding Special Warrants, which both carry a 1:1 conversion provision to our Class A Common Stock.

2 Based on 112 million Class A Shares outstanding and closing share price as of May 3, 2021.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,		%
	2021	2020	Change
Broadcast Radio[1]	$358,536	$461,660	(22.3)%
Networks	115,086	134,577	(14.5)%
Sponsorship and Events	22,393	29,348	(23.7)%
Other	1,882	4,024	(53.2)%
Multiplatform Group[1]	497,897	629,609	(20.9)%
Digital ex. Podcast	119,201	76,921	55.0%
Podcast	38,352	15,855	141.9%
Digital Audio Group	157,553	92,776	69.8%
Audio & Media Services Group[1]	55,137	60,227	(8.5)%
Eliminations	(3,922)	(1,978)
Revenue, total[1]	$706,665	$780,634	(9.5)%

1 Excluding the impact of political revenue, Revenue from Broadcast Radio, Multiplatform and in Total decreased by 20.0%, 19.2% and 7.2%, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 0.7%. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 6, 2021, at 4:30 p.m. Eastern Time. The conference call number is (844) 200-6205 (U.S. callers) and +44 208 068 2558 (International callers) and the passcode for both is 199483. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (929) 458 6194 (U.S. callers) and +44 204 525 0658 (International callers) and the passcode for both is 406623. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and 2,000 devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy Chief Financial Officer, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the anticipated impact of COVID-19 pandemic on our business, financial position and results of operations, expectations regarding economic recovery and the recovery of advertising revenue, financial performance of our new segments, the benefits of our acquisition of Triton, our expected costs, savings and timing of our modernization initiatives and other capital and operating expense reduction initiatives, our business plans, strategies and initiatives, our expectations about certain markets and our anticipated financial performance and liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risk associated with our emergence from the Chapter 11 Cases; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,		%
	2021	2020	Change
Revenue	$706,665	$780,634	(9.5)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	292,813	293,921	(0.4)%
Selling, general and administrative expenses (excludes depreciation and amortization)	342,330	391,801	(12.6)%
Depreciation and amortization	107,363	96,768	10.9%
Impairment charges	37,744	1,727,857	NM
Other operating expense, net	2,771	1,066	159.9%
Operating loss	$(76,356)	$(1,730,779)	(95.6)%
Depreciation and amortization	107,363	96,768
Impairment charges	37,744	1,727,857
Other operating expense, net	2,771	1,066
Share-based compensation expense	5,685	4,625
Restructuring expenses	25,040	40,802
Adjusted EBITDA[1]	$102,247	$140,339	(27.1)%
Certain prior period amounts have been reclassified to conform to the 2021 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.
2See Supplemental Disclosure Regarding Non-GAAP Financial Information.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2021	2020
Revenue	$706,665	$780,634
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	292,813	293,921
Selling, general and administrative expenses (excludes depreciation and amortization)	342,330	391,801
Depreciation and amortization	107,363	96,768
Impairment charges[1]	37,744	1,727,857
Other operating expense, net	2,771	1,066
Operating loss	(76,356)	(1,730,779)
Interest expense, net	85,121	90,089
Gain (Loss) on investments, net	191	(9,955)
Equity in loss of nonconsolidated affiliates	(28)	(564)
Other expense, net	(807)	(7,860)
Loss before income taxes	(162,121)	(1,839,247)
Income tax benefit (expense)	(79,935)	150,511
Net loss	(242,056)	(1,688,736)
Less amount attributable to noncontrolling interest	(333)	—
Net loss attributable to the Company	$(241,723)	$(1,688,736)

1 Impairment charges in the three months ended March 31, 2021 of $37.7 million includes $28.8 million related to impairments of right-of-use assets and $8.9 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives. Impairment charges of $1,727.9 million in the three months ended March 31, 2020 related to impairments recognized on indefinite-lived intangible assets and goodwill as a result of the estimated adverse effects caused by the COVID-19 pandemic on future cash flows.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for March 31, 2021 and December 31, 2020:

(In millions)	March 31, 2021	December 31, 2020
Cash	$529.1	$720.7
Total Current Assets	1,366.1	1,619.0
Net Property, Plant and Equipment	825.2	811.7
Total Assets	9,051.0	9,203.0
Current Liabilities (excluding current portion of long-term debt)	704.8	683.0
Long-term Debt (including current portion of long-term debt)	6,005.0	6,016.9
Stockholders' Equity	814.0	1,050.8

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three months ended March 31, 2021 and 2020, and Net Debt as of March 31, 2021. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense (income), net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense (income), net, Depreciation and amortization, (Gain) Loss on investments, net, Other (income) expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense (income), net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include severance expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies. Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net debt as Total debt less Cash and cash equivalents. We define the Net debt to Adjusted EBITDA ratio as Net debt divided by Adjusted EBITDA. The Company uses the Net debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
We define total available liquidity as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
Our Earnings Call on May 6, 2021 may present guidance that includes forecasted Revenue and Adjusted EBITDA. The forecasted Adjusted EBITDA provided on such call is presented on a non-GAAP basis, as defined under SEC rules. A full reconciliation of the forecasted Adjusted EBITDA on a non-GAAP basis to its most-directly comparable GAAP metric, Operating Income, cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2021	2020
Operating loss	$(76,356)	$(1,730,779)
Depreciation and amortization	107,363	96,768
Impairment charges[1]	37,744	1,727,857
Other operating expense, net	2,771	1,066
Share-based compensation expense	5,685	4,625
Restructuring expenses	25,040	40,802
Adjusted EBITDA	$102,247	$140,339

1 Impairment charges in the three months ended March 31, 2021 of $37.7 million includes $28.8 million related to impairments of right-of-use assets and $8.9 million related to leasehold improvements as a result of proactive decisions by management to abandon and sublease a number of operating leases in connection with strategic actions to streamline the Company’s real estate footprint as part of the Company’s modernization initiatives. Impairment charges of $1,727.9 million in the three months ended March 31, 2020 related to impairments recognized on indefinite-lived intangible assets and goodwill as a result of the estimated adverse effects caused by the COVID-19 pandemic on future cash flows.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2021	2020
Net loss	$(242,056)	$(1,688,736)
Income tax expense	79,935	(150,511)
Interest expense, net	85,121	90,089
Depreciation and amortization	107,363	96,768
EBITDA	$30,363	$(1,652,390)
(Gain) loss on investments, net	(191)	9,955
Other expense, net	807	7,860
Equity in loss of nonconsolidated affiliates	28	564
Impairment charges	37,744	1,727,857
Other operating expense, net	2,771	1,066
Share-based compensation expense	5,685	4,625
Restructuring expenses	25,040	40,802
Adjusted EBITDA	$102,247	$140,339

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In thousands)	Three Months Ended March 31,
	2021	2020
Cash provided by operating activities	$71,728	$91,540
Purchases of property, plant and equipment	(18,950)	(21,664)
Free cash flow	$52,778	$69,876

Reconciliation of Revenue, excluding Political Advertising Revenue, to Revenue

(In thousands)	Three Months Ended March 31,		% Change	Three Months Ended December 31,		% Change
	2021	2020		2020	2019
Consolidated revenue	$706,665	$780,634	(9.5)%	$935,530	$1,026,072	(8.8)%
Excluding: Political revenue	(6,071)	(25,805)		(95,097)	(13,654)
Consolidated revenue, excluding political	$700,594	$754,829	(7.2)%	$840,433	$1,012,418	(17.0)%

Multiplatform Group revenue	$497,897	$629,609	(20.9)%	$665,031	$848,711	(21.6)%
Excluding: Political revenue	(3,410)	(17,654)		(50,528)	(8,912)
Multiplatform Group revenue, excluding political	$494,487	$611,955	(19.2)%	$614,503	$839,799	(26.8)%

Broadcast Radio revenue	$358,536	$461,660	(22.3)%	$494,725	$611,794	(19.1)%
Excluding: Political revenue	(3,223)	(17,405)		(49,060)	(8,795)
Broadcast Radio revenue, excluding political	$355,313	$444,255	(20.0)%	$445,665	$602,999	(26.1)%

Digital Audio Group revenue	$157,553	$92,776	69.8%	$172,168	$112,495	53.0%
Excluding: Political revenue	(463)	(505)		(3,733)	(606)
Digital Audio Group revenue, excluding political	$157,090	$92,271	70.2%	$168,435	$111,889	50.5%

Audio & Media Group Services revenue	$55,137	$60,227	(8.5)%	$100,232	$66,882	49.9%
Excluding: Political revenue	(2,198)	(7,646)		(40,836)	(4,136)
Audio & Media Services Group revenue, excluding political	$52,939	$52,581	0.7%	$59,396	$62,746	(5.3)%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2021
Current portion of long-term debt	$28,628
Long-term debt	5,976,358
Total debt	$6,004,986
Less: Cash and cash equivalents	529,134
Net debt	$5,475,852

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2021
Revenue	$497,897	$157,553	$55,137	$—	$(3,922)	$706,665
Operating expenses(1)	393,106	117,542	39,788	57,904	(3,922)	604,418
Adjusted EBITDA	$104,791	$40,011	$15,349	$(57,904)	$—	$102,247
Adjusted EBITDA margin	21.0%	25.4%	27.8%			14.5%
Depreciation and amortization						(107,363)
Impairment charges						(37,744)
Other operating expense, net						(2,771)
Share-based compensation expense						(5,685)
Restructuring expenses						(25,040)
Operating loss						$(76,356)
Operating margin						(10.8)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2020
Revenue	$629,609	$92,776	$60,227	$—	$(1,978)	$780,634
Operating expenses(1)	478,004	76,182	42,527	45,560	(1,978)	640,295
Adjusted EBITDA	$151,605	$16,594	$17,700	$(45,560)	$—	$140,339
Adjusted EBITDA margin	24.1%	17.9%	29.4%			18.0%
Depreciation and amortization						(96,768)
Impairment charges						(1,727,857)
Other operating expense, net						(1,066)
Share-based compensation expense						(4,625)
Restructuring expenses						(40,802)
Operating loss						$(1,730,779)
Operating margin						(221.7)%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.